EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 31, 2004

Subsidiary companies of Deere & Company are listed below.  Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements *
AGRIS Corporation	Delaware
Arrendadora John Deere S.A. de C.V. (99.9% owned)	Mexico
Banco John Deere S.A.	Brazil
Cameco Do Brasil Comercial LTDA	Brazil
Cameco Industries, Inc	Louisiana
Chamberlain Holdings Limited	Australia
Deere Capital, Inc	Nevada
Deere Credit, Inc	Delaware
Deere Credit Services, Inc	Delaware
Deere Receivables Corporation	Nevada
Farm Plan Corporation	Delaware
FPC Financial f.s.b	U.S. Thrift
FPC Receivables, Inc	Nevada
Funk Manufacturing Company	Delaware
Industrias John Deere Argentina S.A.	Argentina
John Deere Agricultural Holdings, Inc	Delaware
John Deere B.V	Netherlands
John Deere Brasil Participacoes LTDA (99.9% owned)	Brazil
John Deere Bank S.A.	Luxembourg
John Deere Brasil S.A.	Brazil
John Deere Capital Corporation	Delaware
John Deere Cash Management S.A.	Luxenbourg
John Deere Central Services GmbH	Germany
John Deere Commercial Worksite Products Inc	Tennessee
John Deere Construction & Forestry Company	Delaware
John Deere Construction Holdings, Inc	Delaware
John Deere Consumer Products, Inc	Delaware
John Deere Credit Company	Delaware
John Deere Credit Inc	Canada
John Deere Credit Limited (Australia)	Australia
John Deere Credit OY	Finland
John Deere Distribuidora de Titulo e Valores	Brazil
John Deere Finance S.A.	Luxembourg
John Deere Foreign Sales Corporation Limited	Jamaica
John Deere Funding Corporation	Nevada
John Deere Health Care, Inc	Delaware
John Deere Health Plan, Inc	Illinois
John Deere Iberica S.A.	Spain
John Deere India Private Ltd	India

John Deere Intercontinental GmbH	Germany
John Deere International GmbH	Switzerland
John Deere Jilian Harvester Co. Limited (60% owned)	China
John Deere Landscapes, Inc	Delaware
John Deere-Lanz Verwaltungs A.G. (99.9% owned)	Germany
John Deere Lawn and Grounds Care Holdings, Inc	Delaware
John Deere Leasing Company	Delaware
John Deere Limited	Canada
John Deere Limited Australia	Australia
John Deere Limited Scotland	Scotland
John Deere Mexico S.A. de C.V.	Mexico
John Deere Receivables, Inc	Nevada
John Deere Rolimpex Maszyny Rolinicze	Poland
John Deere S.A. de C.V.	Mexico
John Deere S.A.S.	France
John Deere Tianjin International Trading Co., Ltd	China
John Deere Torreon S.A. de C.V.	Mexico
Maschinenfabrik Kember GmbH & Co. KG	Germany
Motores John Deere S.A. de C.V.	Mexico
Nortrax, Inc	Delaware
Nortrax Investments, Inc	Delaware
Ontrac Holdings, Inc	Canada
Timberjack Group LLC	Illinois
Vapormatic Co. Ltd	United Kingdom
Waratah Forestry Equipment Canada Ltd	Canada

*One hundred twenty-six consolidated subsidiaries and thirty-nine unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.